UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 27, 2011

Exact Name of Registrant as Specified in Its Charter:	CalAmp Corp.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue, Oxnard, CA 93030

Registrant's Telephone Number, Including Area Code:	(805) 987-9000

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

     On May 27, 2011, the Board of Directors of CalAmp Corp. ("CalAmp," or the "Company"): (i) approved the appointment of Michael Burdiek, at that time President and Chief Operating Officer, to the positions of President, Chief Executive Officer and member of the Board of Directors effective June 1, 2011; and (ii) approved the appointment of Richard Gold, at that time Chief Executive Officer, to the position of Vice Chairman effective June 1, 2011 upon his voluntary resignation as CEO. These appointments were announced in a press release issued by the Company on June 1, 2011, a copy of which is attached hereto as Exhibit 99-1.

     Mr. Burdiek, age 52, joined CalAmp as Executive Vice President in June 2006. He was appointed President of CalAmp's Wireless Datacom business in March 2007 and named CalAmp's Chief Operating Officer in June 2008. In April 2010 his responsibilities were expanded further and he was given the additional title of President. Prior to his tenure with CalAmp, from 2005 to 2006, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 2004 to 2005, Mr. Burdiek worked as an investment partner and advisor in the private equity sector. From 1986 to 2003, Mr. Burdiek was with Comarco, Inc., a provider of test solutions to the wireless industry, where he held a variety of technical and general management positions of increasing responsibility, most recently as Senior Vice President and General Manager of Comarco's Wireless Test Systems unit. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. CalAmp believes Mr. Burdiek’s general management experience in the wireless industry and his five years of service with CalAmp in positions of increasing executive management responsibility make him qualified to serve as one of the Company’s directors.

     Pursuant to a new employment agreement between the Company and Mr. Burdiek signed on May 27, 2011 ("Burdiek's Agreement"), which agreement supersedes his previous employment agreement, effective June 1, 2011 Mr. Burdiek's annual base salary was increased from $320,000 to $400,000. Mr. Burdiek will be eligible for a cash bonus for the current fiscal year ended February 28, 2012 at a target amount of 60% of base salary and a maximum amount of 120% of base salary based on the achievement of certain performance objectives that were established prior to the beginning of the fiscal year in accordance with the provisions of the Company's short-term incentive compensation program. If the Company terminates Mr. Burdiek’s employment without "cause" (as defined in Burdiek's Agreement), then he will be entitled to receive his annual base salary, less required tax withholdings, payable over the 12 month period following the date of termination in monthly pro rata amounts.

     On June 1, 2011, Mr. Burdiek was granted 200,000 shares of restricted stock and 100,000 non-qualified stock options. These equity awards vest at the rate of 25% per year from the date of grant.

     In the event Mr. Burdiek's employment is terminated without cause, 50% of his then unvested equity awards with the Company would become vested. If within one year following a change of control in the Company Mr. Burdiek's employment is terminated without cause or is terminated at his initiative with "good reason" (as defined in Burdiek's Agreement), 75% of his then unvested equity awards with the Company would become vested.

     The initial term of Burdiek's Agreement will expire on May 30, 2012, but will automatically renew for successive one-year terms unless either the Company or Mr. Burdiek gives notice of termination at least 30 days prior to the end of the then current term.

     Other than the compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Burdiek or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Burdiek has no family relationships with any director or executive officer of the Company.

     The information contained in Burdiek's Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

     Concurrent with the appointment of Mr. Burdiek as the Company's new Chief Executive Officer, Richard Gold, age 56, voluntarily resigned as Chief Executive Officer. The Board of Directors determined that Mr. Gold should continue to serve as a full-time employee with the title of Vice Chairman, a position to which he was appointed effective June 1, 2011. In this capacity, Mr. Gold will continue to serve as a member of the Board of Directors and will perform such duties as are reasonably determined by the Board, in consultation with the CEO.

     Pursuant to an amendment to the employment agreement between the Company and Mr. Gold that was signed on May 27, 2011 and became effective on June 1, 2011 ("Gold's Agreement Amendment"), Mr. Gold's annual base salary was reduced from $425,000 to $300,000. Gold's Agreement Amendment provides that Mr. Gold will remain eligible for a bonus for the current fiscal year ending February 28, 2012, and that for purposes of calculating such bonus his previous base salary of $425,000 shall be used. Gold's Agreement Amendment further provides that for purposes of determining his termination benefits in the event of termination within one year following a change in control, either without cause or at his initiative with "good reason" (as defined in his employment agreement), his previous base salary of $425,000 shall be used.

     The information contained in Gold's Agreement Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 8.01. Other Events.

     On May 27, 2011, the Company's Board of Directors, consistent with Section 3.02 of the Company's Bylaws, elected to increase the size of the Board from six to seven directors effective with Mr. Burdiek's appointment to the Board on June 1, 2011.

     On June 1, 2011, the Company issued a press release providing an updated business outlook for its fiscal 2012 first quarter ended May 31, 2011, a copy of which is attached hereto as Exhibit 99-2.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed or furnished, as the case may be, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael Burdiek effective June 1, 2011

10.2	Third Amendment to Employment Agreement between the Company and Richard Gold effective June 1, 2011

99.1	Press release dated June 1, 2011 announcing changes in executive officers and a director appointment

99.2	Press release dated June 1, 2011 providing an updated business outlook for the fiscal 2012 first quarter ended May 31, 2011

     The information contained in Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

     Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

June 1, 2011	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)

EXHIBIT INDEX
Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael Burdiek effective June 1, 2011

10.2	Third Amendment to Employment Agreement between the Company and Richard Gold effective June 1, 2011

99.1	Press release dated June 1, 2011 announcing changes in executive officers and a director appointment

99.2	Press release dated June 1, 2011 providing an updated business outlook for the fiscal 2012 first quarter ended May 31, 2011